EXHIBIT 99.1

                                 News Release

For Information Contact:
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES INCREASED
SALES AND EARNINGS FOR
THIRD QUARTER FISCAL 2013

MUSCATINE, Iowa (October 16, 2013) – HNI Corporation (NYSE: HNI) today announced sales for the third quarter ended September 28, 2013, of $565.7 million, a 3 percent increase from the prior year quarter and net income of $28.1 million, a 15 percent increase from the prior year quarter.  Net income per diluted share for the quarter was $0.61.

Third Quarter Summary Comments
"We continue to compete well in our markets and are pleased with our sales performance and profit growth over prior year.  Strong operational execution and investment returns drove third quarter profit improvement while we continued to invest in new products and operational capabilities to meet changing market demands.

We delivered solid sales and profit growth in our office furniture businesses despite a recent sharp decline in federal government spending.  Continued strong profit growth in our hearth business was driven by outstanding operational performance and growth in the new construction and remodel/retrofit channels.  We continue to make good progress on our core strategies, improving our competitive position and investing for long-term profitable growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Third Quarter – GAAP Financial Measures
Dollars in millions except per share data	Three Months Ended
	9/28/2013	9/29/2012	Percent Change

Net sales	$565.7	$550.9	2.7%
Gross profit	$199.9	$191.3	4.5%
Gross profit %	35.3%	34.7%
SG&A	$154.8	$149.6	3.5%
SG&A %	27.4%	27.2%
Operating income	$45.1	$41.7	8.1%
Operating income %	8.0%	7.6%
Net income attributable to HNI Corporation	$28.1	$24.5	14.7%
Earnings per share attributable to HNI Corporation – diluted	$0.61	$0.53

Third Quarter Results
•
Consolidated net sales increased $14.9 million or 2.7 percent to $565.7 million.  Compared to prior year quarter, divestitures, partially offset by the acquisition of BP Ergo, resulted in a $12.5 million sales decline.

•
Gross margin was 0.6 percentage points higher than prior year primarily due to higher volume and increased price realization partially offset by new product ramp-up and operation reconfiguration costs to meet changing market demands.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, increased 0.2 percentage points from the prior year quarter due to investment in growth initiatives and higher incentive-based compensation partially offset by higher volume, network distribution realignment savings and lower restructuring charges.

•
The Corporation’s third quarter results included $0.1 million of restructuring charges associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  Included in the third quarter of 2012 was $0.8 million of restructuring and transition costs of which $0.2 million was included in cost of sales.

Third Quarter – Non-GAAP Financial Measures
(Reconciled with most comparable GAAP financial measures)

Dollars in millions Except per share data	Three Months Ended 9/28/2013			Three Months Ended 9/29/2012
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$199.9	$45.1	$0.61	$191.3	$41.7	$0.53
% of net sales	35.3%	8.0%		34.7%	7.6%

Restructuring and impairment	-	$0.1	$0.00	-	$0.2	$0.00
Transition costs	-	-	-	$0.2	$0.6	$0.01

Results (non-GAAP)	$199.9	$45.2	$0.61	$191.5	$42.5	$0.55
% of net sales	35.3%	8.0%		34.8%	7.7%

Office Furniture – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change
	9/28/2013	9/29/2012
Sales	$466.2	$467.8	-0.3%
Operating profit	$40.7	$38.4	5.9%
Operating profit %	8.7%	8.2%

Third Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	9/28/2013	9/29/2012	Change

Operating profit as reported (GAAP)	$40.7	$38.4	5.9%
% of Net Sales	8.7%	8.2%

Restructuring and impairment	$0.1	$0.2
Transition costs	-	$0.6

Operating profit (non-GAAP)	$40.8	$39.2	4.0%
% of Net Sales	8.8%	8.4%

•
Third quarter sales for the office furniture segment decreased $1.6 million or 0.3 percent to $466.2 million.  Compared to prior year quarter, divestitures, partially offset by the acquisition of BP Ergo, resulted in a $12.5 million sales decline.  On an organic basis sales increased 2.3 percent driven by growth in both channels of the Corporation’s office furniture segment.

•
Third quarter operating profit increased $2.3 million.  Operating profit was positively impacted by higher volume, increased price realization, network realignment savings and lower restructuring charges.  These were partially offset by new product ramp-up and operation reconfiguration to meet changing market demands.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	9/28/2013	9/29/2012
Sales	$99.5	$83.1	19.8%
Operating profit	$14.4	$9.1	58.7%
Operating profit %	14.5%	10.9%

•	Third quarter sales for the hearth products segment increased $16.4 million or 19.8 percent to $99.5 million driven by increases in both the new construction and the remodel/retrofit channels.
•
Third quarter operating profit increased $5.3 million.  Operating profit was positively impacted by increased volume, higher price realization and lower input costs partially offset by investments in growth initiatives and higher incentive-based compensation.

Year-to-Date Results
Consolidated net sales for the first nine months of 2013 increased $42.2 million, or 2.9 percent, to $1.52 billion compared to $1.48 billion in 2012.  Gross margin increased to 34.4 percent compared to 34.1 percent last year even with increased investments related to growth and manufacturing capability reconfiguration.  Net income attributable to HNI Corporation was $40.9 million compared to $31.4 million in 2012.  Earnings per share increased to $0.89 per diluted share compared to $0.68 per diluted share for the first nine months of 2012.

Operating activities generated $88.0 million of cash during the first nine months of 2013 compared to $80.8 million of cash for the same period last year.  Capital expenditures during the first nine months were $59.6 million in 2013 compared to $44.7 million in 2012.

Outlook
"Despite near-term political uncertainty, I remain confident in our strategies to drive profit improvement while simultaneously investing for long-term profitable growth.  We will achieve our objective of growing sales and solidly increasing profits in 2013," said Mr. Askren.

The Corporation estimates sales growth to be flat to up 3 percent in the fourth quarter over the same period in the prior year.  For the full year, the Corporation is narrowing its estimate of non-GAAP earnings per diluted share to the range of $1.35 to $1.40, which excludes restructuring charges, transition costs and a loss on the sale of a business.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, October 17, 2013 at 10:00 a.m. (Central) to discuss third quarter 2013 results.  To participate, call 1-877-512-9166 – conference ID number 65147219.  A live webcast of the call, and a replay of the webcast, will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  An audio replay of the call will be available until Thursday, October 24, 2013, 10:59 p.m. (Central)'by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 65147219.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , artcobell™, Midwest Folding Products™, ERGO®, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, transition costs and loss on sale of a business.  Non-GAAP EPS is calculated using the Corporation’s overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the full fiscal year 2013.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

Forward-looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the fourth quarter and full year fiscal 2013.  In addition, forward-looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 28, 2013	Sept. 29, 2012	Sept. 28, 2013	Sept. 29, 2012
Net Sales	$565,706	$550,855	$1,518,701	$1,476,467
Cost of products sold	365,835	359,519	996,390	973,191
Gross profit	199,871	191,336	522,311	503,276
Selling and administrative expenses	154,641	149,421	453,735	444,610
Restructuring and impairment charges	115	172	236	1,361
Operating income	45,115	41,743	68,340	57,305
Interest income	158	155	468	610
Interest expense	2,826	2,658	8,219	8,181
Income before income taxes	42,447	39,240	60,589	49,734
Income taxes	14,398	15,036	19,962	18,785
Net income	28,049	24,204	40,627	30,949
Less: Net (loss) attributable to the noncontrolling interest	(45)	(286)	(296)	(425)
Net income attributable to HNI Corporation	$28,094	$24,490	$40,923	$31,374
Net income attributable to HNI Corporation common shareholders – basic	$0.62	$0.54	$0.90	$0.69
Average number of common shares outstanding – basic	45,317,912	45,224,059	45,295,115	45,265,050
Net income attributable to HNI Corporation common shareholders – diluted	$0.61	$0.53	$0.89	$0.68
Average number of common shares outstanding – diluted	46,089,580	45,820,422	45,951,775	45,839,917

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders’ Equity
	As of			As of
(Dollars in thousands)	Sept. 28, 2013	Dec. 29, 2012		Sept. 28, 2013	Dec. 29, 2012
Cash and cash equivalents	$36,891	$41,782	Accounts payable and
Short-term investments	7,251	7,250	accrued expenses	$405,211	$390,958
Receivables	249,255	213,490	Note payable and current
Inventories	99,109	93,515	maturities of long-term debt	8,869	4,554
Deferred income taxes	16,183	21,977	Current maturities of other
Prepaid expenses and			long-term obligations	3,169	373
other current assets	25,759	26,926
Current assets	434,448	404,940	Current liabilities	417,249	395,885

			Long-term debt	150,105	150,146
			Capital lease obligations	150	226
			Other long-term liabilities	62,771	57,281
Property and equipment – net	258,976	240,490	Deferred income taxes	65,333	55,433
Goodwill	286,572	288,348
Other assets	147,360	145,853	Parent Company shareholders’
			equity	431,647	420,359
			Noncontrolling interest	101	301
			Shareholders’ equity	431,748	420,660
			Total liabilities and
Total assets	$1,127,356	$1,079,631	shareholders’ equity	$1,127,356	$1,079,631

Unaudited Condensed Consolidated Statement of Cash Flows
	Nine Months Ended
(Dollars in thousands)	Sept. 28, 2013	Sept. 29, 2012
Net cash flows from (to) operating activities	$87,969	$80,836
Net cash flows from (to) investing activities:
Capital expenditures	(59,589)	(44,659)
Other	1,151	(27,048)
Net cash flows from (to) financing activities	(34,422)	(32,676)
Net increase (decrease) in cash and cash equivalents	(4,891)	(23,547)
Cash and cash equivalents at beginning of period	41,782	72,812
Cash and cash equivalents at end of period	$36,891	$49,265

Business Segment Data
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	Sept. 28, 2013	Sept. 29, 2012	Sept. 28, 2013	Sept. 29, 2012
Net sales:
Office furniture	$466,213	$467,787	$1,268,214	$1,264,953
Hearth products	99,493	83,068	250,487	211,514
	$565,706	$550,855	$1,518,701	$1,476,467

Operating profit:
Office furniture
Operations before restructuring and impairment charges	$40,811	$38,605	$71,759	$69,707
Restructuring and impairment charges	(115)	(172)	(236)	(1,361)
Office furniture – net	40,696	38,433	71,523	68,346
Hearth products	14,409	9,077	23,699	11,066
Total operating profit	55,105	47,510	95,222	79,412
Unallocated corporate expense	(12,658)	(8,270)	(34,633)	(29,678)
Income before income taxes	$42,447	$39,240	$60,589	$49,734

Depreciation and amortization expense:
Office furniture	$9,257	$8,542	$27,384	$25,423
Hearth products	1,274	1,454	4,039	4,519
General corporate	1,201	751	3,147	2,162
	$11,732	$10,747	$34,570	$32,104

Capital expenditures – net:
Office furniture	$13,225	$10,206	$39,402	$25,206
Hearth products	1,335	519	3,568	1,472
General corporate	5,723	8,868	16,619	17,981
	$20,283	$19,593	$59,589	$44,659

			As of Sept. 28, 2013	As of Sept. 29, 2012
Identifiable assets:
Office furniture			$733,258	$725,763
Hearth products			275,736	272,951
General corporate			118,362	124,068
			$1,127,356	$1,122,782

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